Exhibit 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
DILUTED OPERATING EARNINGS PER SHARE OF 13 CENTS
FOR FOURTH QUARTER 2007
HIGHLIGHTS:
•	Fourth Quarter Operating Earnings
o	Diluted operating earnings per share of 13 cents, lowered significantly by $26.5 million provision for loan losses

o	Non-performing assets slightly above third quarter level
BLAIRSVILLE, GA, January 23, 2008 – United Community Banks, Inc. (NASDAQ: UCBI) today announced diluted operating earnings per share of 13 cents for the fourth quarter of 2007, compared to 44 cents for the fourth quarter of 2006. Total revenue on a taxable equivalent basis was $59.3 million for the quarter, compared to $72.1 million for the fourth quarter of 2006. These decreases reflect a higher provision for loan losses in the fourth quarter of 2007 and reflect a more challenging credit environment.
Net operating income was $6.0 million, compared with $18.4 million in the fourth quarter of 2006. Operating return on tangible equity was 5.06 percent and operating return on assets was .29 percent for the fourth quarter of 2007, compared with 17.49 percent and 1.10 percent a year ago, respectively.

“The residential housing market continued to weaken in the fourth quarter, making it one of the most challenging quarters we have faced in recent years,” said Jimmy Tallent, president and chief executive officer. “In response to the difficult operating environment, we worked aggressively to move non-performing loans and assets out of the bank, taking charge-offs and write downs when necessary.”
For the full year, diluted operating earnings per share was $1.48, compared with $1.66 for 2006. Taxable equivalent operating revenue was up 10 percent to $299.5 million versus $272.4 million for 2006, despite the increase in the provision for loan losses. Net operating income for 2007 was $69.0 million compared with $68.8 million for 2006.
Earnings measures for the fourth quarter and full year of 2007 are presented on an operating basis that excludes a second quarter $15 million special provision for loan losses related to two failed residential real estate developments near Spruce Pine, North Carolina. An additional $3 million special provision for loan losses related to these developments was recorded in the fourth quarter of 2007, bringing the total for the year to $18 million. Because the provision was the result of a fraud-related matter that is considered isolated and non-recurring, management believes the presentation of operating earnings is useful for understanding underlying core earnings and credit trends.
Loans were up $553 million from the end of 2006, due primarily to loans added through the acquisition of First Bank of the South in the second quarter. Excluding acquisitions, loans were flat year-over-year. “In 2007, residential construction loan growth slowed substantially due to the weak housing market, particularly in the Atlanta region,” Tallent said. “The weak housing market reduced our ability to grow and we expect that this slower-than-normal loan growth will continue until the market stabilizes. In fact, on a linked-quarter basis residential construction loans were down $110 million. However, on the positive side, we saw $90 million loan growth in the commercial and residential mortgage portfolios. So we are getting growth across our markets, but this growth is more than offset by construction paydowns. To enhance the growth and diversity of our loan portfolio, we are actively exploring opportunities to add commercial lending expertise and to expand small business lending. We are targeting core loan growth for 2008 to be flat to 4 percent, but expect to be at the low end of that range for the first half.”
Deposits increased $303 million, or 5 percent, from a year ago due to the acquisition of First Bank of the South. “Total deposits, excluding acquired deposits, decreased by $265 million from the prior year as we let non-relationship time deposits run off in view of declining loan demand,” commented Tallent. “Excluding these time deposits, customer deposits were up $25 million from the prior year, but down $77 million from the third quarter.”
“We believe the fourth quarter decline was temporary and directly related to the current economic environment,” said Tallent. “The number of customer relationships continues to increase and our customer satisfaction scores remain at historical highs. In fact, in November we hit a record high of 95.3 percent, proof that our bankers remain focused on the all-important business of taking excellent care of customers.”
For the fourth quarter 2007, taxable equivalent net interest revenue of $69.7 million reflected an increase of $7.2 million, or 11 percent, from the fourth quarter of 2006. The full year increase was $36.6 million, or 15 percent, compared to 2006. Taxable equivalent net interest margin was 3.73 percent for the fourth quarter, compared with 3.89 percent for the third quarter of 2007 and 3.99 percent for the fourth quarter of 2006. “Our net interest margin continues to be under pressure due to very competitive CD pricing, the higher level of non-performing assets, and a slight change in the mix of earning assets,” stated Tallent. “With the Federal Reserve’s rate cut yesterday and the outlook for the continued easing of rates, we expect to see these margin pressures continue into 2008. If liquidity pressures continue to keep an imbalance on our CD pricing, we expect to see further margin compression in the first quarter.”
The fourth quarter provision for loan losses was $29.5 million, including a $3 million special provision for the Spruce Pine developments in North Carolina. This compared with provisions of $3.7 million in both the fourth quarter of 2006 and third quarter of 2007. Net charge-offs were $31.0 million, including $18 million related to the Spruce Pine loans, compared with $5.2 million for the third quarter and $1.9 million a year ago. Annualized net charge-offs to average loans, excluding Spruce Pine, was 87 basis points for the fourth quarter compared to 35 basis points for the third quarter and 15 basis points for the fourth quarter of 2006.
“The increase in the fourth quarter provision was due to management’s decision to deal with problem credits assertively,” Tallent said. “In the fourth quarter, we charged down non-performing loans aggressively, enabling us to reduce the level of total non-performing assets below the third quarter level. The higher provision increased our allowance-to-loans ratio to 1.51 percent. We believe that our actions in the fourth quarter better position us to manage what we expect to be a challenging 2008.”
At year-end, non-performing assets totaled $46.3 million, compared with $63.3 million at September 30, 2007 and $13.7 million at December 31, 2006. The remaining balance of fraud-related assets for Spruce Pine was $5.3 million, compared with $23.6 million at September 30, 2007. Excluding Spruce Pine, non-performing assets were $41.0 million at year-end compared with $39.8 million at September 30, 2007 and $13.7 million a year ago and as a percentage of total assets was 50 basis points, 49 basis points, and 19 basis points, respectively. The Spruce Pine non-performing assets, as a percentage of total assets, was six basis points at December 31, 2007 and 28 basis points at September 30, 2007. “We continued negotiations related to Spruce Pine during the fourth quarter and have been in contact with all of the borrowers or their counsel,” commented Tallent. “Even though we charged-off these loans, we will seek full recovery, and in the past 30 days, we have reached settlement with several borrowers.”
“Non-performing assets, until recently, were at very low levels and at the lower end of our historic 20 to 35 basis point range,” Tallent said. “During the past two quarters, excluding the Spruce Pine loans, non-performing assets increased above this range to 50 basis points. Most of the rise was construction-related due to softening in the residential housing market. We continue to see a buildup of lot inventory in the Atlanta region and a standstill in new construction lending. We don’t know the length of this current cycle, but we expect several quarters will pass before we return to our historical range for non-performing assets.”

Fee revenue of $16.1 million for the fourth quarter reflected an increase of $2.9 million, or 22 percent, from $13.2 million for the fourth quarter of 2006. Service charges and fees on deposit accounts of $8.4 million reflected an increase of $1.3 million, or 18 percent, from the fourth quarter of 2006 due to growth in transactions, new accounts and higher ATM and debit card usage. Consulting fees were $2.6 million – up $482,000, or 23 percent, from a year ago – surpassing the record level set last quarter and reflecting strong growth in the advisory services practice. Brokerage fees were up $411,000 to $1.1 million from a year ago due to strong retention rates and additional customers.
“During the fourth quarter, we took an opportunity to lower our funding costs by prepaying higher-rate Federal Home Loan Bank advances,” Tallent said. “The gain from the sale of securities more than offset the charges from the prepayment of the advances.” Other fee revenue of $2.1 million included $727,000 of earnings from bank-owned life insurance assets that were added in the second quarter of 2007.
Operating expenses of $49.3 million reflected an increase of $6.8 million, or 16 percent, from the fourth quarter of 2006. Salaries and employee benefit costs totaled $27.1 million, which was $592,000, or 2 percent, higher than the fourth quarter of 2006. Although acquisitions added approximately $1.5 million, this was more than offset by a reduction in bonus and profit sharing expense of $3.5 million. Occupancy expense increased $650,000 to $3.5 million due to the higher costs of operating additional banking offices. Professional fees increased $535,000 to $1.8 million, reflecting higher fees associated with loan work-outs, foreclosures and corporate initiatives. Other expenses of $8.8 million were $5.1 million higher than a year ago and included $3.7 million of write-downs and related costs on foreclosed properties and higher FDIC insurance premiums of $927,000.
“Our operating efficiency ratio of 57.67 percent for the fourth quarter was at the upper end of our long-term efficiency target range of 56 to 58 percent, primarily due to accelerated write-downs on foreclosed properties,” Tallent said. “Despite these challenges, we continue to maintain disciplined expense controls.”

“In the third quarter, the Board of Directors increased the level of our stock purchase program to three million shares, and we have purchased two million shares through December 2007,” noted Tallent. “Even though we believe our stock price is significantly undervalued, it is important to maintain a strong capital position during this difficult credit environment. At year-end, we continued to maintain strong capital ratios, with all of our regulatory capital ratios above the well-capitalized level and our tangible equity-to-asset ratio at 6.58 percent. To help maintain this, we will wait to evaluate any additional stock purchases until the second half of 2008.
“We remain committed to increasing long-term shareholder value by delivering solid growth in earnings per share, building our franchise and providing superior customer service,” said Tallent. “These are very challenging times for financial institutions, and our outlook for 2008 will be tempered by these challenges. Given the uncertainty and volatility in both the housing market and broader economy, we do not have a clear enough view to provide guidance beyond the first quarter. Based on these assumptions and continued growth in the economy, we expect core annualized loan growth for the quarter to be flat. We expect margin compression to continue, net charge-offs to be $5 million to $7 million, and operating earnings per share to be 34 to 38 cents.”
“We remain focused on the solid business model and guiding principles that have resulted in our past achievements,” Tallent concluded. “We will continue to provide unparalleled customer service in our markets and are optimistic about the stability and long-term growth this will bring.”
Conference Call
United Community Banks will hold a conference call on Wednesday, January 23, 2008, at 11 a.m. ET to discuss the contents of this news release, as well as business highlights for the quarter and the financial outlook for 2008. The telephone number for the conference call is (888) 262-8720 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.2 billion and operates 27 community banks with 111 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
(Tables Follow)

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Fourth
	2007				2006	Quarter	For the Twelve		YTD
(in thousands, except per share	Fourth	Third	Second	First	Fourth	2007-2006	Months Ended		2007-2006
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2007	2006	Change
INCOME SUMMARY
Interest revenue	$140,768	$144,884	$136,237	$129,028	$123,463		$550,917	$446,695
Interest expense	71,038	73,203	68,270	63,923	60,912		276,434	208,815

Net interest revenue	69,730	71,681	67,967	65,105	62,551	11%	274,483	237,880	15%
Provision for loan losses (1)	26,500	3,700	3,700	3,700	3,700		37,600	14,600
Fee revenue	16,100	15,615	16,554	14,382	13,215	22	62,651	49,095	28

Total operating revenue	59,330	83,596	80,821	75,787	72,066	(18)	299,534	272,375	10
Operating expenses	49,336	48,182	47,702	44,841	42,521	16	190,061	162,070	17

Income before taxes	9,994	35,414	33,119	30,946	29,545	(66)	109,473	110,305	(1)
Income taxes	3,960	12,878	12,043	11,601	11,111		40,482	41,490

Net operating income	6,034	22,536	21,076	19,345	18,434	(67)	68,991	68,815	—
Fraud loss provision, net of tax (1)	1,833	—	9,165	—	—		10,998	—

Net income	$4,201	$22,536	$11,911	$19,345	$18,434	(77)	$57,993	$68,815	(16)

OPERATING PERFORMANCE (1)
Earnings per common share:
Basic	$.13	$.47	$.47	$.45	$.45	(71)	$1.50	$1.70	(12)
Diluted	.13	.46	.46	.44	.44	(70)	1.48	1.66	(11)
Return on tangible equity (2)(3)(4)	5.06%	17.54%	17.52%	17.18%	17.49%		14.23%	17.52%
Return on assets (4)	.29	1.11	1.12	1.11	1.10		.89	1.09
Dividend payout ratio	69.23	19.15	19.15	20.00	17.78		24.00	18.82

GAAP PERFORMANCE MEASURES
Per common share:
Basic earnings	$.09	$.47	$.26	$.45	$.45	(80)	$1.26	$1.70	(26)
Diluted earnings	.09	.46	.26	.44	.44	(80)	1.24	1.66	(25)
Cash dividends declared	.09	.09	.09	.09	.08	13	.36	.32	13
Book value	17.73	17.53	16.98	14.83	14.37	23	17.73	14.37	23
Tangible book value (3)	10.94	10.82	10.44	11.06	10.57	4	10.94	10.57	4

Key performance ratios:
Return on equity (2)(4)	2.01%	10.66%	7.05%	12.47%	13.26%		7.79%	13.28%
Return on assets (4)	.20	1.11	.64	1.11	1.10		.75	1.09
Net interest margin (4)	3.73	3.89	3.94	3.99	3.99		3.88	4.05
Efficiency ratio	57.67	55.34	56.59	56.56	55.93		56.53	56.22
Dividend payout ratio	100.00	19.15	34.62	20.00	17.78		28.57	18.82
Equity to assets	10.20	10.32	8.94	8.80	8.21		9.61	8.06
Tangible equity to assets (3)	6.58	6.65	6.65	6.66	6.46		6.63	6.32

ASSET QUALITY
Allowance for loan losses	$89,423	$90,935	$92,471	$68,804	$66,566		$89,423	$66,566
Non-performing assets	46,258	63,337	43,601	14,290	13,654		46,258	13,654
Net charge-offs	31,012	5,236	2,124	1,462	1,930		39,834	5,524
Allowance for loan losses to loans	1.51%	1.53%	1.54%	1.27%	1.24%		1.51%	1.24%
Non-performing assets to total assets	.56	.77	.54	.20	.19		.56	.19
Net charge-offs to average loans (4)	2.07	.35	.15	.11	.15		.69	.12

AVERAGE BALANCES
Loans	$5,940,230	$5,966,933	$5,619,950	$5,402,860	$5,134,721	16	$5,734,608	$4,800,981	19
Investment securities	1,404,796	1,308,192	1,242,448	1,153,208	1,059,125	33	1,277,935	1,041,897	23
Earning assets	7,424,992	7,332,492	6,915,134	6,599,035	6,225,943	19	7,070,900	5,877,483	20
Total assets	8,210,120	8,083,739	7,519,392	7,092,710	6,669,950	23	7,730,530	6,287,148	23
Deposits	6,151,476	6,246,319	5,945,633	5,764,426	5,517,696	11	6,028,625	5,017,435	20
Shareholders’ equity	837,195	834,094	672,348	624,100	547,419	53	742,771	506,946	47
Common shares - basic	47,203	48,348	44,949	43,000	41,096		45,893	40,393
Common shares - diluted	47,652	48,977	45,761	43,912	42,311		46,593	41,575

AT PERIOD END
Loans	$5,929,263	$5,952,749	$5,999,093	$5,402,198	$5,376,538	10	$5,929,263	$5,376,538	10
Investment securities	1,356,846	1,296,826	1,213,659	1,150,424	1,107,153	23	1,356,846	1,107,153	23
Total assets	8,207,302	8,180,600	8,087,667	7,186,602	7,101,249	16	8,207,302	7,101,249	16
Deposits	6,075,951	6,154,308	6,361,269	5,841,687	5,772,886	5	6,075,951	5,772,886	5
Shareholders’ equity	831,902	833,761	828,731	638,456	616,767	35	831,902	616,767	35
Common shares outstanding	46,903	47,542	48,781	43,038	42,891		46,903	42,891

(1)	Excludes effect of special $15 million fraud related provision for loan losses recorded in the second quarter of 2007 and an additional $3 million in the fourth quarter of 2007.

(2)	Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(3)	Excludes effect of acquisition related intangibles and associated amortization.

(4)	Annualized.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Years Ended December 31,

(in thousands, except per share data;							5 Year
taxable equivalent)	2007	2006	2005	2004	2003	2002	CAGR(4)

INCOME SUMMARY
Interest revenue	$550,917	$446,695	$324,225	$227,792	$198,689	$185,498
Interest expense	276,434	208,815	127,426	74,794	70,600	76,357

Net interest revenue	274,483	237,880	196,799	152,998	128,089	109,141	20%
Provision for loan losses	37,600	14,600	12,100	7,600	6,300	6,900
Fee revenue	62,651	49,095	46,148	39,539	38,184	30,734	15

Total revenue	299,534	272,375	230,847	184,937	159,973	132,975	18
Operating expenses (1)	190,061	162,070	140,808	110,974	97,251	80,690	19

Income before taxes	109,473	110,305	90,039	73,963	62,722	52,285	16
Income taxes	40,482	41,490	33,297	26,807	23,247	19,505

Net operating income	68,991	68,815	56,742	47,156	39,475	32,780	16
Fraud loss provision, net of tax	10,998	—	—	—	—	—
Merger-related charges, net of tax	—	—	—	565	1,357	—

Net income	$57,993	$68,815	$56,742	$46,591	$38,118	$32,780	12

OPERATING PERFORMANCE (1)
Earnings per common share:
Basic	$1.50	$1.70	$1.47	$1.31	$1.15	$1.02	8
Diluted	1.48	1.66	1.43	1.27	1.12	.99	8
Return on tangible equity (2)(3)	14.23%	17.52%	18.99%	19.74%	19.24%	17.88%
Return on assets	.89	1.09	1.04	1.07	1.06	1.11
Efficiency ratio	56.53	56.35	57.77	57.65	58.39	57.72
Dividend payout ratio	24.00	18.82	19.05	18.32	17.39	16.34
GAAP PERFORMANCE
Per common share:
Basic earnings	$1.26	$1.70	$1.47	$1.29	$1.11	$1.02	4
Diluted earnings	1.24	1.66	1.43	1.25	1.08	.99	5
Cash dividends declared (rounded)	.36	.32	.28	.24	.20	.17	17
Book value	17.73	14.37	11.80	10.39	8.47	6.89	21
Tangible book value (3)	10.94	10.57	8.94	7.34	6.52	6.49	11
Key performance ratios:
Return on equity (2)	7.79%	13.28%	13.46%	14.39%	14.79%	16.54%
Return on assets	.75	1.09	1.04	1.05	1.02	1.11
Net interest margin	3.88	4.05	3.85	3.71	3.68	3.95
Dividend payout ratio	28.57	18.82	19.05	18.60	18.02	16.34
Equity to assets	9.61	8.06	7.63	7.45	7.21	7.01
Tangible equity to assets (3)	6.63	6.32	5.64	5.78	6.02	6.60
ASSET QUALITY
Allowance for loan losses	$89,423	$66,566	$53,595	$47,196	$38,655	$30,914
Non-performing assets	46,258	13,654	12,995	8,725	7,589	8,019
Net charge-offs	39,834	5,524	5,701	3,617	4,097	3,111
Allowance for loan losses to loans	1.51%	1.24%	1.22%	1.26%	1.28%	1.30%
Non-performing assets to total assets	.56	.19	.22	.17	.19	.25
Net charge-offs to average loans	.69	.12	.14	.11	.15	.14
AVERAGE BALANCES
Loans	$5,734,608	$4,800,981	$4,061,091	$3,322,916	$2,753,451	$2,239,875	21
Investment securities	1,277,935	1,041,897	989,201	734,577	667,211	464,468	22
Earning assets	7,070,900	5,877,483	5,109,053	4,119,327	3,476,030	2,761,265	21
Total assets	7,730,530	6,287,148	5,472,200	4,416,835	3,721,284	2,959,295	21
Deposits	6,028,625	5,017,435	4,003,084	3,247,612	2,743,087	2,311,717	21
Shareholders’ equity	742,771	506,946	417,309	329,225	268,446	207,312	29
Common shares — Basic	45,893	40,393	38,477	36,071	34,132	32,062
Common shares — Diluted	46,593	41,575	39,721	37,273	35,252	33,241
AT YEAR END
Loans	$5,929,263	$5,376,538	$4,398,286	$3,734,905	$3,015,997	$2,381,798	20
Investment securities	1,356,846	1,107,153	990,687	879,978	659,891	559,390	19
Total assets	8,207,302	7,101,249	5,865,756	5,087,702	4,068,834	3,211,344	21
Deposits	6,075,951	5,772,886	4,477,600	3,680,516	2,857,449	2,385,239	21
Shareholders’ equity	831,902	616,767	472,686	397,088	299,373	221,579	30
Common shares outstanding	46,903	42,891	40,020	38,168	35,289	31,895	8

(1)	Excludes pre-tax provision for fraud losses of $18 million, or $.24 per diluted common share, recorded in 2007 and pre-tax merger-related charges totaling $.9 million, or $.02 per diluted common share, recorded in 2004 and $2.1 million, or $.04 per diluted common share, recorded in 2003.

(2)	Net income available to common stockholders, which excludes preferred stock dividends, divided by average realized common equity which excludes accumulated other comprehensive income (loss).

(3)	Excludes effect of acquisition related intangibles and associated amortization.

(4)	Compound annual growth rate.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

						Linked
						Quarter
	2007				2006	Change(2)	Year over Year Change
	Fourth	Third	Second	First	Fourth			Excluding
(in millions)	Quarter	Quarter	Quarter(1)	Quarter	Quarter	Actual	Actual	Acquired
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,476	$1,441	$1,461	$1,227	$1,230	10%	20%	3%
Commercial construction	527	527	509	462	470	—	12	7
Commercial & industrial	418	408	421	315	296	10	41	4

Total commercial	2,421	2,376	2,391	2,004	1,996	8	21	4
Residential construction	1,829	1,939	2,013	1,874	1,864	(23)	(2)	(11)
Residential mortgage	1,502	1,459	1,413	1,353	1,338	12	12	11
Consumer / installment	177	179	182	171	179	(4)	(1)	(6)

Total loans	$5,929	$5,953	$5,999	$5,402	$5,377	(2)	10	—

LOANS BY MARKET
Atlanta Region	$2,402	$2,451	$2,518	$2,015	$2,005	(8)%	20%	(7)%
North Georgia	2,060	2,026	2,032	2,010	2,034	7	1	1
Western North Carolina	806	834	816	782	773	(13)	4	4
Coastal Georgia	415	402	396	372	358	13	16	16
East Tennessee	246	240	237	223	207	10	19	19

Total loans	$5,929	$5,953	$5,999	$5,402	$5,377	(2)	10	—

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$592	$596	$602	$580	$579	(3)%	2%	(6)%
Land loans	126	125	113	122	127	3	(1)	(3)
Lot loans	407	403	393	362	364	4	12	5

Total	1,125	1,124	1,108	1,064	1,070	—	5	(2)

House loans
Spec	473	539	596	533	516	(49)	(8)	(21)
Sold	231	276	309	277	278	(65)	(17)	(28)

Total	704	815	905	810	794	(54)	(11)	(23)

Total residential construction	$1,829	$1,939	$2,013	$1,874	$1,864	(23)	(2)	(11)

RESIDENTIAL CONSTRUCTION — ATLANTA REGION
Dirt loans
Acquisition & development	$311	$312	$336	$317	$321	(1)%	(3)%	(18)%
Land loans	54	53	50	52	57	8	(5)	(11)
Lot loans	131	135	140	113	109	(12)	20	(3)

Total	496	500	526	482	487	(3)	2	(14)

House loans
Spec	286	328	378	298	297	(51)	(4)	(25)
Sold	82	112	140	124	117	(107)	(30)	(57)

Total	368	440	518	422	414	(65)	(11)	(34)

Total residential construction	$864	$940	$1,044	$904	$901	(32)	(4)	(23)

(1)	Acquired Gwinnett Commercial Group on June 1, 2007 with total loans of $534 million in the Atlanta Region.

(2)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Year-End

(in millions)	2007	2006	2005	2004	2003
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,476	$1,230	$1,055	$966	$777
Commercial construction	527	470	358	239	164
Commercial & industrial	418	296	237	212	190

Total commercial	2,421	1,996	1,650	1,417	1,131
Residential construction	1,829	1,864	1,381	1,066	763
Residential mortgage	1,502	1,338	1,206	1,102	982
Consumer / installment	177	179	161	150	140

Total loans	$5,929	$5,377	$4,398	$3,735	$3,016

LOANS BY MARKET
Atlanta Region	$2,402	$2,005	$1,456	$1,061	$662
North Georgia	2,060	2,034	1,790	1,627	1,481
Western North Carolina	806	773	668	633	548
Coastal Georgia	415	358	306	274	222
East Tennessee	246	207	178	140	103

Total loans	$5,929	$5,377	$4,398	$3,735	$3,016

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
(in thousands, except per share data)

	Fourth	Third	Second
	Quarter	Quarter	Quarter	Years Ended December 31,
	2007	2007	2007	2007	2004	2003
Special provision for fraud related loan losses	$3,000	$—	$15,000	$18,000	$—	$—

Merger-related charges included in expenses:
Salaries and employee benefits — severance and related costs	—	—	—	—	203	135
Professional fees	—	—	—	—	407	885
Contract termination costs	—	—	—	—	119	566
Other merger-related expenses	—	—	—	—	141	502

Total merger-related charges	—	—	—	—	870	2,088

Pre-tax earnings impact of non-operating charges	3,000	—	15,000	18,000	870	2,088
Income tax effect of special provision	1,167	—	5,835	7,002	305	731

After-tax effect of special provision	$1,833	$—	$9,165	$10,998	$565	$1,357

Net Income Reconciliation
Operating net income	$6,034	$22,536	$21,076	$68,991	$47,156	$39,475
After-tax effect of special provision and merger-related charges	(1,833)	—	(9,165)	(10,998)	(565)	(1,357)

Net income (GAAP)	$4,201	$22,536	$11,911	$57,993	$46,591	$38,118

Basic Earnings Per Share Reconciliation
Basic operating earnings per share	$.13	$.47	$.47	$1.50	$1.31	$1.15
Per share effect of special provision and merger-related charges	(.04)	—	(.21)	(.24)	(.02)	(.04)

Basic earnings per share (GAAP)	$.09	$.47	$.26	$1.26	$1.29	$1.11

Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$.13	$.46	$.46	$1.48	$1.27	$1.12
Per share effect of special provision and merger-related charges	(.04)	—	(.20)	(.24)	(.02)	(.04)

Diluted earnings per share (GAAP)	$.09	$.46	$.26	$1.24	$1.25	$1.08

Provision for Loan Losses Reconciliation
Operating provision for loan losses	$26,500	$3,700	$3,700	$37,600	$7,600	$6,300
Special provision for fraud related loan losses	3,000	—	15,000	18,000	—	—

Provision for loan losses (GAAP)	$29,500	$3,700	$18,700	$55,600	$7,600	$6,300

Nonperforming Assets Reconciliation
Nonperforming assets excluding fraud-related assets	$40,956	$39,761	$19,968	$40,956	$8,725	$7,589
Fraud-related loans and OREO included in nonperforming assets	5,302	23,576	23,633	5,302	—	—

Nonperforming assets (GAAP)	$46,258	$63,337	$43,601	$46,258	$8,725	$7,589

Allowance for Loan Losses Reconciliation
Allowance for loan losses excluding special fraud-related allowance	$89,423	$75,935	$77,471	$89,423	$47,196	$38,655
Fraud-related allowance for loan losses	—	15,000	15,000	—	—	—

Allowance for loan losses (GAAP)	$89,423	$90,935	$92,471	$89,423	$47,196	$38,655

Net Charge Offs Reconciliation
Net charge offs excluding charge off of fraud-related loans	$13,012	$5,236	$2,124	$21,834	$3,617	$4,097
Fraud-related loans charged off	18,000	—	—	18,000	—	—

Net charge offs (GAAP)	$31,012	$5,236	$2,124	$39,834	$3,617	$4,097

Allowance for Loan Losses to Loans Ratio Reconciliation
Allowance for loan losses to loans ratio excluding fraud-related allowance	1.51%	1.28%	1.29%	1.51%	1.26%	1.28%
Portion of allowance assigned to fraud-related loans	—	.25	.25	—	—	—

Allowance for loan losses to loans ratio (GAAP)	1.51%	1.53%	1.54%	1.51%	1.26%	1.28%

Nonperforming Assets to Total Assets Ratio Reconciliation
Nonperforming assets to total assets ratio excluding fraud-related assets	.50%	.49%	.25%	.50%	.17%	.19%
Fraud-related nonperforming assets	.06	.28	.29	.06	—	—

Nonperforming assets to total assets ratio (GAAP)	.56%	.77%	.54%	.56%	.17%	.19%

Net Charge Offs to Average Loans Ratio Reconciliation
Net charge offs to average loans ratio excluding fraud-related loans	.87%	.35%	.15%	.38%	.11%	.15%
Charge offs of fraud-related loans	1.20	—	—	.31	—	—

Net charge offs to average loans ratio (GAAP)	2.07%	.35%	.15%	.69%	.11%	.15%

Operating Expenses Reconciliation
Operating expenses (operating basis)	$49,336	$47,702	$47,702	$190,061	$110,974	$97,251
Merger-related charges	—	—	—	—	870	2,088

Operating expenses (GAAP)	$49,336	$47,702	$47,702	$190,061	$111,844	$99,339

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2007	2006	2007	2006
Interest revenue:
Loans, including fees	$121,248	$109,869	$482,333	$394,907
Investment securities:
Taxable	18,296	12,488	64,377	47,149
Tax exempt	405	472	1,718	1,969
Federal funds sold and deposits in banks	336	117	608	802

Total interest revenue	140,285	122,946	549,036	444,827

Interest expense:
Deposits:
NOW	10,999	9,120	45,142	30,549
Money market	4,314	2,527	15,396	7,496
Savings	417	248	1,653	928
Time	40,934	40,645	167,400	130,324

Total deposit interest expense	56,664	52,540	229,591	169,297
Federal funds purchased, repurchase agreements and other short-term borrowings	6,010	1,505	16,236	7,319
Federal Home Loan Bank advances	6,275	4,677	22,013	23,514
Long-term debt	2,089	2,190	8,594	8,685

Total interest expense	71,038	60,912	276,434	208,815

Net interest revenue	69,247	62,034	272,602	236,012
Provision for loan losses	29,500	3,700	55,600	14,600

Net interest revenue after provision for loan losses	39,747	58,334	217,002	221,412

Fee revenue:
Service charges and fees	8,350	7,064	31,433	27,159
Mortgage loan and other related fees	1,720	2,154	8,537	7,303
Consulting fees	2,577	2,095	8,946	7,291
Brokerage fees	1,064	653	4,095	3,083
Securities gains (losses), net	1,364	(258)	3,182	(643)
Losses on prepayment of borrowings	(1,078)	—	(2,242)	(636)
Other	2,103	1,507	8,700	5,538

Total fee revenue	16,100	13,215	62,651	49,095

Total revenue	55,847	71,549	279,653	270,507

Operating expenses:
Salaries and employee benefits	27,116	26,524	115,153	100,964
Communications and equipment	3,890	4,101	15,483	15,071
Occupancy	3,489	2,839	13,613	11,632
Advertising and public relations	1,873	1,905	7,524	7,623
Postage, printing and supplies	1,546	1,564	6,365	5,748
Professional fees	1,809	1,274	7,218	4,442
Amortization of intangibles	771	523	2,739	2,032
Other	8,842	3,791	21,966	14,558

Total operating expenses	49,336	42,521	190,061	162,070

Income before income taxes	6,511	29,028	89,592	108,437
Income taxes	2,310	10,594	31,599	39,622

Net income	$4,201	$18,434	$57,993	$68,815

Earnings per common share:
Basic	$.09	$.45	$1.26	$1.70
Diluted	.09	.44	1.24	1.66
Dividends per common share	.09	.08	.36	.32
Weighted average common shares outstanding:
Basic	47,203	41,096	45,893	40,393
Diluted	47,652	42,311	46,593	41,575

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	December 31,	December 31,
(in thousands, except share and per share data)	2007	2006
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$157,549	$158,348
Interest-bearing deposits in banks	62,074	12,936

Cash and cash equivalents	219,623	171,284
Securities available for sale	1,356,846	1,107,153
Mortgage loans held for sale	28,004	35,325
Loans, net of unearned income	5,929,263	5,376,538
Less allowance for loan losses	89,423	66,566

Loans, net	5,839,840	5,309,972

Premises and equipment, net	180,088	139,716
Accrued interest receivable	62,828	58,291
Goodwill and other intangible assets	325,305	167,058
Other assets	194,768	112,450

Total assets	$8,207,302	$7,101,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$700,941	$659,892
NOW	1,474,818	1,307,654
Money market	452,917	255,862
Savings	186,392	175,631
Time:
Less than $100,000	1,573,604	1,650,906
Greater than $100,000	1,364,763	1,397,245
Brokered	322,516	325,696

Total deposits	6,075,951	5,772,886

Federal funds purchased, repurchase agreements and other short-term borrowings	638,462	65,884
Federal Home Loan Bank advances	519,782	489,084
Long-term debt	107,996	113,151
Accrued expenses and other liabilities	33,209	43,477

Total liabilities	7,375,400	6,484,482

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 25,800 and 32,200 shares issued and outstanding	258	322
Common stock, $1 par value; 100,000,000 shares authorized; 48,809,301 and 42,890,863 shares issued	48,809	42,891
Common stock issuable; 73,250 and 29,821 shares	2,100	862
Capital surplus	462,881	270,383
Retained earnings	347,391	306,261
Treasury stock; 1,905,921 shares as of December 31, 2007, at cost	(43,798)	—
Accumulated other comprehensive income (loss)	14,261	(3,952)

Total shareholders’ equity	831,902	616,767

Total liabilities and shareholders’ equity	$8,207,302	$7,101,249

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended December 31,

	2007			2006
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,940,230	$121,161	8.09%	$5,134,721	$109,756	8.48%
Taxable securities (3)	1,366,507	18,296	5.36	1,014,959	12,488	4.92
Tax-exempt securities (1) (3)	38,289	666	6.96	44,166	777	7.04
Federal funds sold and other interest-earning assets	79,966	645	3.23	32,097	442	5.51

Total interest-earning assets	7,424,992	140,768	7.53	6,225,943	123,463	7.87

Non-interest-earning assets:
Allowance for loan losses	(89,797)			(64,301)
Cash and due from banks	147,500			121,276
Premises and equipment	177,445			133,364
Other assets (3)	549,980			253,668

Total assets	$8,210,120			$6,669,950

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,491,091	10,999	2.93	$1,181,578	9,120	3.06
Money market	483,289	4,314	3.54	248,530	2,527	4.03
Savings	191,133	417	.87	170,472	248	.58
Time less than $100,000	1,583,777	19,408	4.86	1,578,369	19,072	4.79
Time greater than $100,000	1,362,812	17,467	5.08	1,330,375	17,366	5.18
Brokered	323,175	4,059	4.98	353,133	4,207	4.73

Total interest-bearing deposits	5,435,277	56,664	4.14	4,862,457	52,540	4.29

Federal funds purchased and other borrowings	466,408	6,010	5.11	105,650	1,505	5.65
Federal Home Loan Bank advances	531,196	6,275	4.69	334,217	4,677	5.55
Long-term debt	143,814	2,089	5.76	112,923	2,190	7.69

Total borrowed funds	1,141,418	14,374	5.00	552,790	8,372	6.01

Total interest-bearing liabilities	6,576,695	71,038	4.29	5,415,247	60,912	4.46

Non-interest-bearing liabilities:
Non-interest-bearing deposits	716,199			655,239
Other liabilities	80,031			52,045

Total liabilities	7,372,925			6,122,531
Shareholders’ equity	837,195			547,419

Total liabilities and shareholders’ equity	$8,210,120			$6,669,950

Net interest revenue		$69,730			$62,551

Net interest-rate spread			3.24%			3.41%

Net interest margin (4)			3.73%			3.99%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $799 thousand in 2007 and $12.7 million in 2006 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Twelve Months Ended December 31,

	2007			2006
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,734,608	$481,590	8.40%	$4,800,981	$394,439	8.22%
Taxable securities (3)	1,236,595	64,377	5.21	995,172	47,149	4.74
Tax-exempt securities (1) (3)	41,340	2,826	6.84	46,725	3,240	6.93
Federal funds sold and other interest-earning assets	58,357	2,124	3.64	34,605	1,867	5.40

Total interest-earning assets	7,070,900	550,917	7.79	5,877,483	446,695	7.60

Non-interest-earning assets:
Allowance for loan losses	(81,378)			(59,376)
Cash and due from banks	135,021			122,268
Premises and equipment	164,153			123,865
Other assets (3)	441,834			222,908

Total assets	$7,730,530			$6,287,148

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,406,655	45,142	3.21	$1,115,434	30,549	2.74
Money market	399,838	15,396	3.85	202,477	7,496	3.70
Savings	188,560	1,653	.88	172,698	928	.54
Time less than $100,000	1,619,279	79,333	4.90	1,410,869	61,676	4.37
Time greater than $100,000	1,377,915	71,467	5.19	1,134,414	54,304	4.79
Brokered	337,376	16,600	4.92	334,243	14,344	4.29

Total interest-bearing deposits	5,329,623	229,591	4.31	4,370,135	169,297	3.87

Federal funds purchased and other borrowings	308,372	16,236	5.27	140,544	7,319	5.21
Federal Home Loan Bank advances	455,620	22,013	4.83	465,820	23,514	5.05
Long-term debt	122,555	8,594	7.01	112,135	8,685	7.75

Total borrowed funds	886,547	46,843	5.28	718,499	39,518	5.50

Total interest-bearing liabilities	6,216,170	276,434	4.45	5,088,634	208,815	4.10

Non-interest-bearing liabilities:
Non-interest-bearing deposits	699,002			647,300
Other liabilities	72,587			44,268

Total liabilities	6,987,759			5,780,202
Shareholders’ equity	742,771			506,946

Total liabilities and shareholders’ equity	$7,730,530			$6,287,148

Net interest revenue		$274,483			$237,880

Net interest-rate spread			3.34%			3.50%

Net interest margin (4)			3.88%			4.05%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $8.1 million in 2007 and $17.5 million in 2006 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.